United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: February 21, 2012

REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

600 La Terraza Boulevard, Escondido, California 92025-3873
(Address of principal executive offices)

(760) 741-2111
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2012, Realty Income Corporation’s (the “Company’s”) Board of Directors (the “Board”) elected A. Larry Chapman to the Board.  The Company’s Board has affirmatively determined that Mr. Chapman is “independent” after applying the Company’s categorical standards contained in its Corporate Governance Guidelines.  This brings the number of independent directors of the Company to seven persons and the total number of Board members to eight persons.

Mr. Chapman will serve on the Company’s Audit Committee and Compensation Committee of the Board.

Pursuant to the terms of the Company’s 2003 Incentive Award Plan, as amended, upon election to the Board, Mr. Chapman automatically received a grant of 4,000 shares of our common stock, which will vest evenly over three years.

There are no understandings or arrangements between Mr. Chapman or any other person and the Company or any of its subsidiaries pursuant to which Mr. Chapman was selected to serve as a director of the Company.  There are no family relationships between Mr. Chapman and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, and there are no transactions between Mr. Chapman or any of his immediate family members and the Company or any of its subsidiaries.

Mr. Chapman is the former Head of Commercial Real Estate for Wells Fargo.  In June 2011, he retired from Wells Fargo after a 37-year career where, during his tenure, he served as President of Wells Fargo Realty Advisors and as head of Wells Fargo Real Estate Group.  He was also a member of the Wells Fargo Management Committee.  Mr. Chapman received his bachelor of business administration degree in finance from Texas Tech University.

Additionally, the Company announced that its Board has elected Michael D. McKee as its new Non-Executive Chairman, effective February 21, 2012.  Donald R. Cameron, the Company’s current Chairman, has announced that he will retire from the Board, effective as of the Company’s annual meeting on May 8, 2012.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 21, 2012, the Board approved and adopted an amendment (the “Amendment”) to the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”).  Article IV, Section 2 of the Bylaws was amended to provide that the Board shall have eight directors.  The Amendment took effect on February 21, 2012.
The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amendment to Amended and Restated Bylaws of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2012	REALTY INCOME CORPORATION
	By:	/s/ Michael R. Pfeiffer
Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.                        Description

3.1          Amendment to Amended and Restated Bylaws of the Company